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                                                                   Exhibit 10.07


April 12, 1999



Tom Doyle



Dear Tom:

I am pleased to offer you the position of Executive VP of Sales for Broadbase Information Systems, Inc., reporting directly to me. This letter outlines the proposed terms of employment with Broadbase. Your start date will be on or before May 1, 1999.

Your annual salary will be $225,000 paid bi-monthly, to be reviewed on an annual basis. Your target compensation including base salary and commission will be $325,000. You will receive a sign-on bonus of $250,000 payable on your first day of employment and an additional bonus of $250,000 payable on July 1, 1999. Bonuses are subject to repayment should you voluntarily terminate within 18 months of the bonus payment.

I will recommend that you will be granted an option to purchase 240,000 shares of stock (60,000 of which will be subject to contingent vesting, under which normal vesting will occur if the 1999 sales quota is achieved and will not vest if quota is not achieved). Quota will need to be set immediately upon joining the company. In the event of Change of Control of at least 50% and your involuntary termination (not including an IPO) 50% of your options will immediately vest.

This grant is subject to approval by the Board of Directors at its first meeting after your employment begins. Normal vesting is as follows, the option would vest over four years subject to a six month cliff and would be governed by the terms set forth in the Company's standard form of stock options agreement. The purchase price of each of the shares covered by the option will be the closing price of the Company's common stock on the date of the approval of the grant by the Board.

The Company will provide to you the health, holiday, vacation and other benefits available to all its employees. Enclosed, for your review, is information related to some of the benefits.

To indicate your acceptance of this offer of employment, please sign below and return to us. Employment at Broadbase is subject to your signing the attached nondisclosure and inventions agreement, as well. Please also understand that your employment is not governed by any written or oral contract and is considered an "at-will" agreement. This means that you are free, as is the

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Tom Doyle
April 12, 1999
Page 2


Company, to terminate the employment relationship at any time for any reason, so long as there is not violation of applicable state or federal law.

Tom, all of us welcome you in joining Broadbase and we look forward to having you on our team. Meanwhile, if you have any questions, please do not hesitate to call me at (650) 614-8305.


Sincerely,

/s/ Mark Kremer
----------------------------
Mark Kremer
President and CEO


Signature:    Thomas H. Doyle   4/13/99
              ---------------------------
Name:         Tom Doyle
              ---------------------------
Start Date:   May 1, 1999
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           EMPLOYEE INVENTION ASSIGNMENT AND CONFIDENTIALITY AGREEMENT

     In consideration of, and as a condition of my employment with BroadBase Information Systems, Inc., a California corporation (the "COMPANY"), I hereby represent to, and agree with the Company as follows:

     1. PURPOSE OF AGREEMENT. I understand that the Company is engaged in a continuous program of research, development, production and marketing in connection with its business and that it is critical for the Company to preserve and protect its Proprietary Information (as defined below), its rights in Inventions and to all related intellectual property rights. Accordingly, I am entering into this Agreement as a condition of my employment with the Company, whether or not I am expected to create inventions of value for the Company.

     2. DISCLOSURE OF INVENTIONS. I will promptly disclose in confidence to the Company all inventions, improvements, designs, original works of authorship, formulas, processes, compositions of matter, computer software programs, databases, mask works and trade secrets ("INVENTIONS") that I make or conceive or first reduce to practice or create, either alone or jointly with others, during the period of my employment, whether or not in the course of any employment, and whether or not such Inventions are patentable, copyrightable or protectible as trade secrets.

     3. WORK FOR HIRE; ASSIGNMENT OF INVENTIONS. I acknowledge and agree that any copyrightable works prepared by me within the scope of my employment are "works for hire" under the Copyright Act and that the Company will be considered the author and owner of such copyrightable works. I agree that all Inventions that (a) are developed using equipment, supplies, facilities or trade secrets of the Company, (b) result from work performed by me for the Company, or (c) relate to the Company's business or current or anticipated research and development, will be the sole and exclusive property of the Company and are hereby irrevocably assigned by me to the Company.

     4. LABOR CODE 2870 NOTICE. I have been notified and understand that the provisions of paragraphs 3 and 5 of this Agreement do not apply to any Invention that qualifies fully under the provisions of Section 2870 of the California Labor Code, which states as follows:

     ANY PROVISION IN AN EMPLOYMENT AGREEMENT WHICH PROVIDES THAT AN EMPLOYEE SHALL ASSIGN, OR OFFER TO ASSIGN, ANY OF HIS OR HER RIGHTS IN AN INVENTION TO HIS OR HER EMPLOYER SHALL NOT APPLY TO AN INVENTION THAT THE EMPLOYEE DEVELOPED ENTIRELY ON HIS OR HER OWN TIME WITHOUT USING THE EMPLOYER'S EQUIPMENT, SUPPLIES, FACILITIES, OR TRADE SECRET INFORMATION EXCEPT FOR THOSE INVENTIONS THAT EITHER: (1) RELATE AT THE TIME OF CONCEPTION OR REDUCTION TO PRACTICE OF THE INVENTION TO THE EMPLOYER'S BUSINESS, OR ACTUALLY OR DEMONSTRABLY ANTICIPATED RESEARCH OR DEVELOPMENT OF THE EMPLOYER, OR (2) RESULT FROM ANY WORK PERFORMED BY THE EMPLOYEE FOR THE EMPLOYER. TO THE EXTENT A PROVISION IN AN EMPLOYMENT AGREEMENT PURPORTS TO REQUIRE AN EMPLOYEE TO ASSIGN AN INVENTION OTHERWISE EXCLUDED FROM BEING

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REQUIRED TO BE ASSIGNED UNDER CALIFORNIA LABOR CODE SECTION 2870(a), THE
PROVISION IS AGAINST THE PUBLIC POLICY OF THIS STATE AND IS UNENFORCEABLE.

     5. ASSIGNMENT OF OTHER RIGHTS. In addition to the foregoing assignment of Inventions to the Company, I hereby irrevocably transfer and assign to the
Company: (a) all world-wide patents, patent applications, copyrights, mask works, trade secrets and other intellectual property rights in any Invention; and (b) any and all "Moral Rights" (as defined below) that I may have in or with respect to any Invention. I also hereby forever waive and agree never to assert any and all Moral Rights I may have in or with respect to any Invention, even after termination of my work on behalf of the Company. "MORAL RIGHTS" mean any rights to claim authorship of an Invention to object to or prevent the modification of any Invention, or to withdraw from circulation or control the publication or distribution of any Invention, and any similar right, existing under judicial or statutory law of any country in the world, or under any treaty, regardless of whether or not such right denominated or generally referred to as a "moral right".

     6. ASSISTANCE. I agree to assist the Company in every proper way to obtain for the Company and enforce patents, copyrights, mask work rights, trade secret rights and other legal protections for the Company's inventions in any and all countries. I will execute any documents that the Company may reasonably request for use in obtaining or enforcing such patents, copyrights, mask work rights, trade secrets and other legal protections. My obligations under this paragraph will continue beyond the termination of my employment with the Company, provided that the Company will compensate me at a reasonable rate after such termination for time or expenses actually spent by me at the Company's request on such assistance. I appoint the Secretary of the Company as my attorney-in-fact to execute documents on my behalf for this purpose.

     7. PROPRIETARY INFORMATION. I understand that my employment by the Company creates a relationship of confidence and trust with respect to any information of a confidential or secret nature that may be disclosed to me by the Company that relates to the business of the Company or to the business of any parent, subsidiary, affiliate, customer or supplier of the Company or any other party with whom the Company agrees to hold information of such party in confidence ("PROPRIETARY INFORMATION"). Such Proprietary Information includes but is not limited to inventions, marketing plans, product plans, business strategies, financial information, forecasts, personnel information and customer lists.

     8. CONFIDENTIALITY. At all times, both during my employment and after its termination, I will keep and hold all such Proprietary Information in strict confidence and trust, and I will not use or disclose any of such Proprietary Information without the prior written consent of the Company, except as may be necessary to perform my duties as an employee of the Company for the benefit of the Company. Upon termination of my employment with the Company, I will promptly deliver to the Company all documents and materials of any nature pertaining to my work with the Company and I will not take with me any documents or materials or copies thereof containing any Proprietary Information.

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     9.   NO BREACH OF PRIOR AGREEMENT. I represent that my performance of all the terms of this Agreement and my duties as an employee of the company will not breach any invention assignment, proprietary information or similar agreement with any former employer or other party. I represent that I will not bring with me to the Company or use in the performance of my duties for the Company any documents or materials of a former employer that are not generally available to the public or have not been legally transferred to the Company.

     10. DUTY NOT TO COMPETE. I understand that my employment with the Company requires my undivided attention and effort. As a result, during my employment, I will not, without the Company's express written consent, engage in any employment or business other than for the Company, or invest in or assist in any manner any business which directly or indirectly competes with the business or future business plans of the Company.

     11. NOTIFICATION. I hereby authorize the Company to notify my actual or future employers of the terms of this Agreement and my responsibilities hereunder.

     12. NON-SOLICITATION. During, and for a period of one (1) year after termination of, my employment with the Company, I will not directly or indirectly solicit or take away suppliers, customers, employees or consultants of the Company for my own benefit or for the benefit of any other party.

     13. NAME & LIKENESS RIGHTS, ETC. I hereby authorize the Company to use, reuse, and to grant others the right to use and reuse, my name, photograph, likeness (including caricature), voice, and biographical information, and any reproduction or simulation thereof, in any media now known or hereafter developed (including but not limited to film, video and digital or other electronic media), both during and after my employment, for whatever purposes the Company deems necessary.

     14. INJUNCTIVE RELIEF. I understand that in the event of a breach or threatened breach of this Agreement by me the Company may suffer irreparable harm and will therefore be entitled to injunctive relief to enforce this Agreement.

     15. GOVERNING LAW; SEVERABILITY. This Agreement will be governed and interpreted in accordance with the internal laws of the State of California, without regard to or application of choice of law rules or principles. In the event that any provision of this Agreement is found by a court, arbitrator or other tribunal to be illegal, invalid or unenforceable, then such provision shall not be voided, but shall be enforced to the maximum extent permissible under applicable law, and the remainder of this Agreement shall remain in full force and effect.

     16. NO DUTY TO EMPLOY; "AT-WILL" EMPLOYMENT. I understand that this Agreement does not constitute a contract of employment or obligate the Company to employ me for any stated period of time. I understand that I am an "at-will" employee of the Company and that my employment can be terminated at any time, for any reason or for no reason, by either the

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Company or myself. This Agreement shall be effective as of the first day of my employment by the Company, namely: May 1, 1999.

COMPANY:                                    EMPLOYEE:
BroadBase Information Systems, Inc.

By:  /s/ Mark Kremer                        /s/ Thomas H. Doyle
    --------------------------------       --------------------------------
                                                (Signature)

Name                                            Thomas H. Doyle
    --------------------------------       --------------------------------
                                                (Printed Name)
Title:
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